SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                    FORM 8-K
                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) March 14, 2003
                                                          --------------
                             AFG Investment Trust C
             (Exact name of registrant as specified in its charter)
     Delaware                       0-21444          04-3157232
(State or other jurisdiction     (Commission     (IRS  Employer
 of  incorporation)              File  Number)   Identification  No.)


     1050  Waltham  Street  Lexington,                  MA  02421
     (Address  of  principal  executive  offices)     (Zip  Code)


Registrant's  telephone  number,  including  area  code  (781)  676-0009
                                                         ---------------




(Former  name  or  former  address,  if  changed  since  last  report)

Item  5.  Other  Events
          -------------

On March 14, 2003, AFG Investment Trust C (the "Trust") completed its proxy voting in accordance with the proxy solicitation statement dated as of February 11, 2003. The proxy solicitation sought approval of the following:

Proposal 1: To allow PLM International, Inc. ("PLM"), its parent, MILPI Holdings, LLC ("MILPI") and the subsidiaries and affiliated that they control, to continue to operate their ongoing business making investments after December 31, 2002, not withstanding the end of the reinvestment period for the Trust.

Proposal 2: Approval of the acquisition of partnership interests in Rancho Malibu Limited Partnership from Semele Group, Inc. by RMLP, a subsidiary of PLM.

Proposal 3: Approval of the amendment to Section 7.5 of the Trust Agreement to approve grants and exercises of rights of first refusal in joint venture agreements between the Trust and its affiliates.

Proposal 4: Approval of the purchase by MILPI of the membership interests in MILPI held by AFG Investment Trust A and AFG Investment Trust B, which would give the Trust, together with AFG Investment Trust D, shared 100% ownership of MILPI.

Proposal 5: To allow the Trust, in its operation of PLM, to enter into business arrangements with affiliates in the ordinary course of business on terms no less favorable than those that they would receive if such arrangements were being entered into with independent third parties.

The Altman Group, Inc. certified the tabulation of the proxy vote for Class A Interest on March 14, 2003 as follows:

Proposal 1
For         Against  Abstain
431,341     135,784   19,350
Proposal 2
For         Against  Abstain
389,076     172,929   24,470

Proposal 3
For         Against  Abstain
423,217     135,868   27,390

Proposal 4
For         Against  Abstain
427,512     130,493   28,470
Proposal 5
For         Against  Abstain
414,667     137,258   34,550

                                   SIGNATURES
                                   ----------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     March  21,  2003               AFG  INVESTMENT  TRUST  C
     By:  AFG  ASIT  Corporation,  as  Managing  Trustee


     By:        /s/  Richard  K  Brock
             -------------------------
          Name:     Richard  K  Brock
          Title:     Chief  Financial  Officer